Exhibit 99.2

Opexa Therapeutics, Inc. NASDAQ: OPXA Precision Immunotherapy September 2014 The Woodlands, TX Precision Immunotherapy TM

2 Forward-Looking Statements All statements in this presentation other than those of historical fact,including statements regarding our preclinical and clinical development plans for Tcelna® and OPX 212, our research and other development programs, our ability to undertake certain activities and accomplish certain goals, projected timelines for our research and development activities and possible regulatory approvals, if any, our expectations regarding the relative benefits of our product candidates versus competitive therapies, our expectations regarding the possibility of licensing or collaborating with third parties regarding our product candidates or research, and our expectations regarding the therapeutic and commercial potential of our product candidates, research, technologies and intellectual property, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “potential” and similar expressions, as well as the negative version of these words and similar expressions, are intended to identify forward-looking statements. Our forward-looking statements do not constitute guarantees of future performance, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those anticipated or implied in such statements. Our forward-looking statements are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated as a result of various risks and uncertainties which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and risks inherent in the effort to build a business around such drugs. Although we believe our expectations are reasonable, we do not in any way guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any forward-looking statements. Our forward-looking statements in this presentation speak only as of the date this presentation is actually delivered by us in person. We assume no obligation or undertaking to update or revise any statements to reflect any changes in our expectations or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make that further describe risks and uncertainties relevant to us in additional detail in our filings with the Securities and Exchange Commission. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov.

3 Opexa Key Investment Highlights • Personalized T-cell immunotherapy platform – Autologous cell therapy – Potential to address multiple therapeutic areas – Strong Patent Estate: 50 patents issued on T-cell platform (domestic and international) • Lead Indication: Multiple Sclerosis – Ongoing Phase 2b trial in Secondary Progressive Multiple Sclerosis (SPMS) – Potential SPMS market in North America alone could exceed $7 Billion – Fast Track designation from the U. S. FDA for the treatment of SPMS – Option Agreement with Merck Serono, a strong potential commercial partner • Pipeline (platform) expansion: OPX-212 for Neuromyelitis Optica (NMO) – No FDA approved drugs for the treatment of NMO – Identified target antigen: Aquaporin-4 – NMO is classified as an orphan disease

4 Opexa Developing Highly Differentiated, Precision Therapies OPX-212 Preclinical Phase 1 Phase 2 Phase 3 Programs and indications Neuromyelitis Optica (NMO) IND enabling studies ongoing in 2H 2014 Tcelna (imilecleucel-T) * Relapsing Remitting Multiple Sclerosis (RRMS) Phase 3 not initiated *Option & License agreement signed with Merck Serono, MS indications only, worldwide, excluding Japan ResearchSecondary Progressive Multiple Sclerosis (SPMS) Phase 2b trial ongoing, data expected 2H 2016

5 Recent and Upcoming Expected Milestones 1H 2014: Completed Enrollment in Phase 2b SPMS trial 1H 2014: Initiated Early Development Plan for second indication (NMO)• 2H 2014: Advance Preclinical Development in NMO• Mid- 2015: Submit IND for OPX-212 in NMO to FDA• 2H 2015: Initiation of Clinical Development in NMO (assuming IND accepted)• 2H 2015: Apply for Orphan Designation and Fast Track for OPX-212 in NMO• 2H 2016: Top line results for Abili-T Phase 2b SPMS trial• 2H 2016: Completion and unblinding of Immune Monitoring data

TCELNA® (imilecleucel-T) MULTIPLE SCLEROSIS 6

7 Tcelna®Lead Program Targeting Secondary Progressive MS patientsFast Track Designation by FDA • Phase 2b clinical trial ongoing• Trial is fully enrolled: 190 patients with SPMS• Top line data expected in 2H 2016• Design– Double-blind, 1:1 randomized, placebo-controlled– 35 clinical sites in USA and Canada– Two annual courses of personalized therapy– Efficacy Endpoints: Primary-Whole Brain Atrophy, Secondary-Disease Progression• Immune Monitoring being conducted in parallel– Comprehensive biomarker analysis

8 The Root Cause of Multiple Sclerosis: Activated T- cells Degrade Myelin and Damage Myelin Producing CellsAdapted by permission from Macmillan Publishers Ltd: NATURE REVIEWS IMMUNOLOGY 3, 483-492 (June 2003), copyright (2003) Cytokines Damage Damage• In MS patients, the faulty immune system is not able to prevent the attack of a small subpopulation of myelin reactive T-cells (MRTC) leading to: 1. Destruction of myelin sheath, the protectivecoating of nerve fibers 2. Destruction of oligodendroglial cells, which are responsible for producing myelin• Therapeutic dose of Tcelna (attenuated T-cell clones) is injected subcutaneously • This triggers an immune response specifically targeting circulating MRTC • Immune cells, including Tregs, have been primed, or sensitized to specifically target the pathogenic MRTC for elimination or regulation Myelin peptide

9 Differentiation of Tcelna in SPMS SPMS $7 billion?  RRMS $13 billion ?* glatiramer acetate Novantrone Blood Brain Barrier sealed natalizumab Betainterferon  teriflunomide X Safe and well tolerated siponimod * Subject to successful clinical development and FDA approval X Lack of efficacy demonstrated in SPMS Undergoing testing in SPMS X Black box warning

10 Merck Serono Agreement signed 2013; strong potential partner Option and License Agreement for worldwide rights to all Multiple Sclerosis indications, excluding Japan • If Merck Serono exercises option: – Merck Serono to fund Phase 3, pre-commercial and commercial activities – Merck Serono obtains rights to develop Tcelna for all MS indications – Worldwide rights excluding Japan • Opexa received $5 million upfront option fee at signing • Opexa has potential to receive additional $220 million in milestone payments, and • Royalties ranging from 8% to 15% of annual net sales with step-ups occurring if net sales exceed $500 million, $1 B & $2 B • Opexa maintains key rights – Development and commercialization rights to Tcelna in Japan – Certain manufacturing rights – Co-development funding option in exchange for increased royalties – Rights to all other disease indications